UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2007

Aprecia, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-138625 (Commission File Number)	20-4378866 (I.R.S. Employer Identification No.)

1177 High Ridge Road Stamford, Connecticut	06905-1221
(Address of Principal Executive Offices)	(Zip Code)

(203) 321-1285

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation.

On May 18, 2007, Aprecia, Inc., a Delaware corporation (the “Company”), sold to Alpha Capital Anstalt and Harborview Master Fund L.P. an aggregate of $187,000 face amount of the Company’s 7% secured notes due September 18, 2007 at a price equal to 90.91% of the face amount, together with 5-year warrants to purchase, at $0.18 per share, 500,000 shares of the Company’s common stock, $0.0001 par value per share. Palladium Capital Advisors LLC served as an intermediary in the transaction and received a deferred cash fee (evidenced by a secured note of like tenor) of $14,960 and 5-year warrants to purchase 83,111 shares of the Company’s common stock at $0.18 per share. Net cash proceeds to the Company (after payment of legal expenses, but before giving effect to the intermediary’s deferred cash fee) from the offering were $139,487.50.

Item 3.02. Unregistered Sales of Equity Securities.

See narrative under Item 2.03 above.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibit No. Description

Exhibit	Description	Location
Exhibit 10.1	Subscription Agreement	Provided herewith

Exhibit 10.2	Form of Warrant	Provided herewith

Exhibit 10.3	Form of Secured Note	Provided herewith

Exhibit 10.4	Consent Agreement	Provided herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2007	APRECIA, INC.

By: /s/ Isidore S. Sobkowski
Name: Isidore S. Sobkowski Title: Chief Executive Officer and Interim Chief Financial Officer